UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2005

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Agreement to Settle Securities Class Action Litigation

On December 27, 2005, a Joint Status Report and Notice of Settlement (the "Notice") was filed with the Central District of California (the "Court"), indicating that the parties to In re STAAR Surgical Co. Securities Litigation, No. CV 04-8007 (the "Class Action Lawsuit") had reached an agreement to settle all claims. A copy of the Notice is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

As previously reported, the Company and its Chief Executive Officer are defendants in the Class Action Lawsuit. A consolidated amended complaint filed by the plaintiffs on April 29, 2005 generally alleged that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, by issuing false and misleading statements regarding the prospects for FDA approval of STAAR's VISIAN ICL, thereby artificially inflating the price of the Company’s Common Stock. The plaintiffs generally seek to recover compensatory damages, including interest. As also previously reported, in an order dated September 19, 2005, the Court denied the defendants’ motion to dismiss the lawsuit, but effectively narrowed the class period to the period from October 6, 2003 to January 6, 2004 and narrowed the factual bases on which the plaintiffs may make their claim.

In the Notice, the parties to the Class Action Lawsuit informed the Court that they have reached an agreement to resolve the litigation, without admission of liability, and have signed a Memorandum of Understanding. The effectiveness of the agreement among the parties is subject to the parties’ negotiating and approving the terms of a Stipulation of Settlement, and to the Court’s approval, after notice to the Class, of the terms set forth in that Stipulation.

The Memorandum of Understanding provides, among other things, that in consideration of their agreement to settle the Company will pay to the plaintiffs total consideration of $3,700,000. The Company expects that proceeds of insurance will cover those payments and all other costs related to settlement of the Class Action Lawsuit, except for approximately $100,000 in administrative costs payable by the Company as part of its retention under the terms of its insurance policy.

Safe Harbor

The statements in this report that are not purely historical are forward-looking statements; this includes the statements regarding the Company’s expectation that proceeds of insurance will cover settlement payments and its expectations regarding the Company’s ultimate costs in connection with the Class Action Lawsuit. These statements are based on expectations and assumptions as of the date of this report, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the need for the plaintiffs in the Class Action Lawsuit and STAAR Surgical Company to negotiate and agree to definitive terms to be set forth in the Stipulation of Settlement and the need for the Court to review and approve those terms. Failure to complete those proceedings on the basis of the Memorandum of Understanding could result in further litigation with attendant costs, administrative burdens and uncertainty of outcome. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

December 29, 2005	By:	David Bailey

Name: David Bailey
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Joint Status Report and Notice of Settlement